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                               November 26, 2003




Morton's Restaurant Group, Inc.
3333 New Hyde Park Road
New Hyde Park, NY  11042

Ladies and Gentlemen:

               We have acted as special counsel for Morton's Restaurant Group, Inc., a Delaware corporation (the "Company"), and those of its subsidiaries listed on Schedule A hereto (collectively, the "Subsidiary Guarantors") in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to the 7 1/2% Senior Secured Notes due 2010, Series B, of the Company in the aggregate principal amount at maturity of $105,000,000 (the "New Notes") and the guarantees of the New Notes (the "New Guarantees") by the Subsidiary Guarantors. The New Notes and the New Guarantees are to be offered by the Company and the Subsidiary Guarantors, respectively, in exchange for $105,000,000 in aggregate principal amount at maturity of the Company's outstanding 7 1/2% Senior Secured Notes due 2010, Series A and the guarantees of those Notes by the Subsidiary Guarantors.

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

               In connection with this opinion, we have examined originals, telecopies or copies certified or otherwise identified to our satisfaction of the Registration Statement and the indenture pertaining to the New Notes (the "Indenture"). We have also examined originals, telecopies or copies certified or otherwise identified for our satisfaction of such records of the Company and the Subsidiary Guarantors and all agreements, certificates of public officials, certificates of officers or representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us certified or photostatic copies and the authenticity of the originals of such latter

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Morton's Restaurant Group, Inc.
November 26, 2003
Page 2

documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and/or the Subsidiary Guarantors.

               Members of this firm are admitted to the bar in the State of New York and the opinion set forth below is limited to the laws of the State of New York and the Delaware General Corporation Law.

               Based on the foregoing, and having such regard for such legal considerations as we deem relevant, we are of the opinion that:

               (i) upon the issuance of the New Notes in the manner referred to in the Registration Statement and in accordance with the terms and conditions of and the procedures set forth in the Indenture, the New Notes will be binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by: (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (b) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law); and

               (ii) upon the issuance of the New Guarantees by the Subsidiary Guarantors in the manner referred to in the Registration Statement and in accordance with the terms and conditions of and the procedures set forth in the Indenture, each of the New Guarantees issued by the Subsidiary Guarantors will be a binding obligation of the applicable Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except to the extent that the enforceability hereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

               We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,


                                     /s/ Schulte Roth & Zabel LLP

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                                   SCHEDULE A



           ENTITY NAME
           Porterhouse, Inc.
           Morton's of Chicago, Inc.
           Morton's of Chicago/Addison, Inc.
           Morton's of Chicago/Atlanta, Inc.
           Morton's of Chicago/Baltimore, Inc.
           Morton's of Chicago/Boca Raton, Inc.
           Morton's of Chicago/Buckhead, Inc.
           Morton's of Chicago/Chicago, Inc.
           Morton's of Chicago/Cincinnati, Inc.
           Morton's of Chicago/Clayton, Inc.
           Morton's of Chicago/Cleveland, Inc.
           Morton's of Chicago/Columbus Inc.
           Morton's of Chicago/Dallas, Inc.
           Morton's of Chicago/Denver, Inc.
           Morton's of Chicago/Detroit, Inc.
           Morton's of Chicago/Fifth Avenue, Inc.
           Morton's of Chicago/Flamingo Road Corp.
           Morton's of Chicago/Houston, Inc.
           Morton's of Chicago/Miami, Inc.
           Morton's of Chicago/Minneapolis, Inc.
           Morton's of Chicago/Nashville, Inc.
           Morton's of Chicago/North Miami Beach, Inc.
           Morton's of Chicago/Orlando, Inc.
           Morton's of Chicago/Palm Beach Inc.
           Morton's of Chicago/Palm Desert, Inc.
           Morton's of Chicago/Philadelphia, Inc.
           Morton's of Chicago/Phoenix, Inc.
           Morton's of Chicago/Pittsburgh, Inc.
           Morton's of Chicago/Pittsburgh LLC
           Morton's of Chicago/Portland, Inc.
           Morton's of Chicago/Puerto Rico, Inc.
           Morton's of Chicago/Rosemont, Inc.
           Morton's of Chicago/Sacramento, Inc.
           Morton's of Chicago/San Antonio, Inc.
           Morton's of Chicago/San Diego, Inc.
           Morton's of Chicago/San Francisco, Inc.
           Morton's of Chicago/Santa Ana, Inc.
           Morton's of Chicago/Scottsdale, Inc.
           Morton's of Chicago/Seattle, Inc.
           Morton's of Chicago/Virginia, Inc.
           Morton's of Chicago/Washington D.C. Inc.
           Morton's of Chicago/Washington Square, Inc.
           Morton's of Chicago/Westbrook, Inc.
           Porterhouse of Los Angeles, Inc.

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           Entity Name
           MOCGC Corp.
           Addison Steakhouse, Inc.
           Chicago Steakhouse, Inc.
           Houston Steakhouse, Inc.
           San Antonio Steakhouse, Inc.
           Morton's of Chicago Holding, Inc.
           Morton's of Chicago/Boston LLC
           Arnie Morton's of Chicago/Burbank LLC
           Morton's of Chicago/Charlotte LLC
           Morton's of Chicago/Crystal City LLC
           Morton's of Chicago/Denver Crescent Town Center, LLC
           Arnie Morton's of Chicago/Figueroa LLC
           Morton's of Chicago/Great Neck LLC
           Morton's of Chicago/Hackensack LLC
           Morton's of Chicago/Hartford LLC
           Morton's of Chicago/Honolulu LLC
           Morton's of Chicago/Indianapolis LLC
           Morton's of Chicago/Jacksonville LLC
           Morton's of Chicago/Kansas City LLC
           Morton's of Chicago/King of Prussia LLC
           Morton's of Chicago/Louisville LLC
           Morton's of Chicago/New Orleans LLC
           Morton's of Chicago/Reston LLC
           Morton's of Chicago/Richmond LLC
           Morton's of Chicago/Schaumburg LLC
           Morton's of Chicago/Stamford LLC
           Morton's of Chicago/White Plains LLC
           Italian Restaurants Holding Corp.
           Bertolini's Restaurants, Inc.
           Bertolini's of Circle Centre, Inc.
           Bertolini's/King of Prussia, Inc.
           Bertolini's of Las Vegas, Inc.
           Bertolini's at Village Square, Inc.